AMENDED AND RESTATED GLOBAL
CUSTODIAL SERVICES AGREEMENT

ALTMFX TRUST

Version 10.31.13

Exhibits, Schedules or Annexes:

•	Confidentiality and Data Privacy Conditions Annex
•	Schedule I of Funds

Version 10.31.13

i

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made as of September 25, 2014, as amended and restated as of January 6, 2015, individually, by and among the Client (as defined below) a Delaware Statutory Trust, doing business out of Three Canal Plaza, Suite 600 Portland, Maine (the "Trust") on behalf of each open-end management investment company listed on Schedule I of the Agreement as amended from time to time (each, a "Fund" and each such Fund and the Trust collectively, the "Client"), and Citibank, N.A. acting through its offices or branch located in New York (the "Custodian").

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions.

"Agent" means any sub-custodian, delegate, nominee, and administrative or other service provider selected and used by the Custodian in connection with carrying out its obligations under this Agreement whether or not such person would be deemed an agent under principles of any applicable law.

"Agreement" means this Amended and Restated Global Custodial Services Agreement (including the Annex and any other applicable terms) agreed to by the Client and the Custodian.

"Authorised Person" means the Client or any person with authority to act on behalf of the Client, in each case as authenticated in accordance with security procedures as provided in this Agreement.

"Cash" means all cash in any currency held for or payable to the Client under the terms of this Agreement.

"Cash Account" means each Cash account established for the Client under this Agreement.

"Citi Organization" means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For the purpose of this Agreement, each branch of Citibank, N.A. will be a separate member of the Citi Organization.

"Clearance System" means any clearing house, settlement system, payments system, or depository (including any dematerialized book entry system or entity that acts as a system for the central handling of Securities in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Securities), whether or not acting in that capacity, or other financial market utility or organized trading facility used in connection with transactions relating to Securities or Cash and any nominee of the foregoing.

"Client" means ALTMFX Trust (formerly known as ALTX Trust), a Delaware statutory trust, located at Three Canal Plaza, Suite 600, Portland, ME 04101 acting separately and individually on behalf of a specific Fund (defined below), and not on an omnibus or aggregate basis for all of the Funds. For the avoidance of doubt, this Agreement shall be treated as if each Fund set forth on Schedule I had executed a separate agreement with the Custodian.

"Confidentiality and Data Privacy Conditions" means the confidentiality and data privacy terms specified in the annex attached to this Agreement.

"Custody Account" means each account established under this Agreement for the Client for the receipt, safekeeping and maintenance of Securities or other financial assets as agreed by the Custodian.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

"Fund" shall mean each open-end management investment company listed on Schedule I of this Agreement.

"Instructions" means any and all instructions from an Authorised Person (including directions, notices and consents) effected through any electronic medium or system or manually as provided in this Agreement.

"MIFT" means a manually initiated Instruction to transfer or receive Securities and/or Cash.

"Securities" means any financial asset (other than Cash) from time to time held within the control of the Custodian for the Client under the terms of this Agreement, including any security entitlement or similar interest or right; provided, however, each financial asset must be (i) a security dealt in or traded on securities exchanges for which settlement normally occurs in a Clearance System, or (ii) a certificated security in bearer form or registered (or to be registered) in the name of the Custodian or its Agent and transferable by delivery of a certificate with endorsement to a subsequent holder, or (iii) a book-entry security that is publicly offered to investors under the applicable laws (but settled outside a Clearance System) including, but not limited to an interest in an investment company where the interest is registered in the name of the Custodian or its Agent. Securities do not include other financial assets or physical evidence of such other financial assets including loans, participations, contracts, subscriptions and confirmations, which the Custodian shall accept only on terms as agreed in writing by the Custodian.

"Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash (including all payments made by the Custodian to the Client in connection with any Securities or Cash), (ii) the transactions effected under this Agreement (including stamp duties or financial transaction taxes), or (iii) the Client (including its customers); provided "Taxes" does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its Agents.

1.2 Interpretation.

1.2.1 References in this Agreement to Exhibits or Annexes mean the Exhibits or Annexes attached hereto, the terms of which are incorporated into and form part of this Agreement. In the event of any inconsistency between this Agreement and any Exhibit or Annex, the relevant terms of the Exhibit or Annex prevail.

1.2.2 The headings in this Agreement do not affect its interpretation.

1.2.3 A reference to: (i) any party includes (where applicable) its lawful successors, permitted assigns and transferees; (ii) the singular includes the plural and vice versa; and (iii) any statute or regulation shall be construed as references to such statute or regulation as in force at the date of this Agreement and as subsequently re-enacted or revised.

1.2.4 References in this Agreement to Rule 17f-5 or to specific provisions of Rule 17f-5 refer to Rule 17f-5 under the Investment Company Act of 1940 ("1940 Act"), as adopted on or before the date hereof. References in this Agreement to Rule 17f-7 or to specific provisions of Rule 17f-7 refer to Rule 17f-7 under the 1940 Act, as adopted on or before the date hereof. Except as otherwise agreed, each reference herein to Accounts and to Securities and Cash shall mean the Accounts, Securities and Cash maintained, received, delivered and held separately for the Client for the benefit of each individual Fund and not on an omnibus basis or aggregate basis for all of the Funds.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

2. APPOINTMENT OF CUSTODIAN AND ACCEPTANCE

2.1 Appointment of the Custodian. The Client hereby selects and appoints the Custodian by placing the Client's signature hereunder and the Custodian accepts such appointment to provide services under the terms of this Agreement.

2.2 Sole Obligation of the Custodian. The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citi Organization, and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and, except as provided by law, do not extend to any other member of the Citi Organization. For the avoidance of doubt, none of the foregoing shall limit Custodian's primary liability for its Agents as set forth in Section 11.

3. REPRESENTATIONS AND WARRANTIES

3.1 General. Each party to this Agreement hereby represents and warrants at the date this Agreement is entered into and any custodial service is used or provided that (i) it has the legal capacity under its constitutional or organizational documents and authority to enter into and perform its obligations under this Agreement, (ii) it has obtained and is in compliance with all necessary and appropriate consents, approvals and authorizations for the purposes of its entry into and performance of the Agreement, and (iii) its entry into and performance of the Agreement will not violate any applicable law or regulation.

3.2 Client. The Client represents and warrants at the date this Agreement is entered into and any custodial service is used that (i) it has authority to deliver the Securities in the Custody Account and the Cash in the Cash Account, (ii) there is no claim or encumbrance that adversely affects any deposit with any Clearance System or delivery of Securities, or payment of Cash made in accordance with this Agreement, (iii) except as provided in this Agreement, it has not granted any person a lien, security interest, charge or similar right or claim against Securities or Cash, and (iv) it has not relied on any oral or written representation made by the Custodian or any person on its behalf other than those set forth in this Agreement.

4. SET UP OF ACCOUNTS

4.1 Accounts. The Client instructs the Custodian to establish and maintain on behalf of each Fund on its books a Custody Account and a Cash Account. The Client may give an Instruction to establish additional Custody Accounts or Cash Accounts from time to time. The Custodian shall promptly notify the Client if the Custodian does not accept any Securities or Cash in a Custody Account or Cash Account.

4.2 Cash Account Purpose and Use. The Client agrees that it shall use the Cash Account only for deposits and funds transfers in connection with the Securities received, held or delivered for the Client by the Custodian or otherwise in connection with services provided by the Custodian under this Agreement.

4.3 Cash Held as Banker. The Custodian will hold Cash as banker, as a debt due to the Client, and not as trustee. As a result, Cash will not be held in accordance with client money rules or similar rules.

4.4 Identification. The Custodian shall on its records identify each Custody Account and Cash Account in the name of the Client or such other name as the Client may reasonably designate.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

4.5 Securities Segregation.

4.5.1 The Custodian shall identify Securities on its records in a manner so that it is readily apparent the Securities (i) belong to the Client, (ii) do not belong to the Custodian or any other clients of the Custodian, and (iii) are segregated on the books and records of the Custodian from the Custodian's and its other clients' assets. In the U.S. the Custodian will hold U.S. Securities in a manner that they should not become available to the insolvency administrator or creditors of the Custodian. In all other markets, the Custodian intends that Securities will be held in such manner that they should not become available to the insolvency administrator or creditors of the Custodian.

4.5.2 The Custodian may hold Securities with an Agent only where the Agent has been selected and appointed as a sub custodian. The Custodian shall hold Securities only in an account at the sub-custodian that holds exclusively assets held by the Custodian for its clients (omnibus or separated in the names of its clients) and that has been so identified on the books and records of the sub-custodian. The Custodian shall require the sub-custodian to identify on its records in a manner so that it is readily apparent that the Securities (i) do not belong to the Custodian and are held by the Custodian for and belong to clients of the Custodian, (ii) do not belong to the sub-custodian or other clients of the sub-custodian, and (iii) are segregated on the books and records of the sub-custodian from the sub-custodian's and its other clients' assets. The Custodian shall require each sub-custodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the sub-custodian. Any Securities or Cash held with any sub-custodian will be subject only to the Instructions of the Custodian.

4.5.3 Custodian shall and shall require any sub-custodian to hold Securities in a Clearance System only in an account that holds assets exclusively belonging to its clients and that has been so identified on the books and records of the Clearance System or that is identified at the Clearance System in the name of a nominee of the Custodian or sub-custodian used exclusively to hold Securities for clients. In certain markets, the Custodian or its sub-custodian may open an account at a Clearance System in the name of the Client or its customer, as required by the rules of the Clearance System.

4.5.4 The Custodian shall and shall require any sub-custodian to record book-entry Securities or uncertificated Securities settled outside a Clearance System on the books and records of the applicable transfer agent or registrar (or the issuer if none) in a way that identifies that the Securities are being held by the Custodian or its sub-custodian as custodian for clients and not as assets belonging to the Custodian or the sub-custodian, if applicable.

4.5.5 The Custodian shall and shall require any sub-custodian to hold certificated Securities in registered or bearer form in its vault segregated from certificates held for itself and/or any other clients. If the registered certificates are not registered in the Custodian's or its sub-custodian's name (or its nominee name) the Custodian will not be responsible for asset services as provided in Clause 8 under this Agreement.

4.5.6 The Custodian may hold Securities in the name of a nominee of the Custodian or its sub-custodian or a nominee of the Clearance System as may be required by that Clearance System.

4.5.7 The Custodian shall require that any actions with respect to Securities held for the Client under this Agreement in a Clearance System or in the name of the Custodian, a sub-custodian or any nominee on the books and records of any transfer agent or registrar will be subject only to the instructions of the Custodian or its sub-custodian, if applicable.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

4.5.8 The Custodian will not, and shall require that its sub-custodians do not, lend, pledge, hypothecate or rehypothecate any Securities without the Client's prior written consent.

5. SECURITIES AND CASH PROCEDURES

5.1 Account Procedures—Credits and Debits.

5.1.1 The Client shall ensure that it has sufficient Securities or sufficient immediately available Cash in the required currency credited with the Custodian as necessary to effect any Instruction or other delivery or payment required under this Agreement.

5.1.2 The Custodian may, but is not obligated to, credit Cash to the Cash Account before a corresponding and final receipt in cleared funds. The Client acknowledges that the Custodian may at any time before final receipt, or if a Clearance System at any time reverses an applicable credit to the Custodian, reverse all or any part of a credit of Cash to the Client and make an appropriate entry to its records including restatement of the Cash Account and reversing any interest paid.

5.1.3 The Custodian will credit Securities to the Custody Account upon receipt of the Securities by final settlement determined in accordance with the practices of the relevant market. Final settlement depends on the market confirmation of settlement to the Custodian and may include real time movement with finality, real time movement without finality, or confirmation of settlement but with movement of securities at end of the day. If any Clearance System reverses any credit of Securities (or the Custodian is otherwise obligated to return Securities as a result of a settlement reversed in accordance with market requirements), the Client acknowledges that the Custodian may reverse all or any part of the credit of the Securities to the Custody Account and make an appropriate entry to its records including restatement of the Custody Account. In the event of any reversal of Securities, the Custodian may reverse any credit of Cash provided to the Client with respect to the Securities, such as distributions or the proceeds of any transaction.

5.1.4 The Custodian shall provide the Client with prompt notice of a reversal of Cash or Securities.

5.1.5 Where notice of a reversal of Cash or Securities has been given and there is insufficient Cash or Securities to satisfy the reversal, the Client shall, as applicable, promptly repay in the applicable currency the amount required to satisfy the deficit in the Cash Account and/or return any Securities to the Custody Account.

5.1.6 If the Custodian has received Instructions (or is authorised under this Agreement to make any delivery or payment without an Instruction) that would result in the delivery of a Security or payment of Cash in any currency exceeding credits to the Client for that Security or Cash, the Custodian may in its discretion, subject to acting consistently with the standard of care in this Agreement, (i) effect any cash payment or other funds transfer and create or increase an extension of credit to the Client including any overdraft, (ii) make partial deliveries or payments consistent with market practice, (iii) fulfill subsequently received Instruction to the extent of then available Securities or Cash held for the Client, or (iv) suspend or delay acting on any Instruction until it receives required Securities or Cash. The Custodian shall notify the Client if the Custodian does not act on any Instruction because the Client has insufficient Securities or Cash.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

5.1.7 Notwithstanding any Instruction or termination of this Agreement, at any time the Custodian may retain sufficient Securities or Cash to close out or complete any Instruction or transaction that the Custodian will be required to settle on the Client's behalf or to cover any obligation of the Client.

5.1.8 The Client will not enforce any payment obligation of the Custodian at or against another branch or affiliate of the Custodian. The Custodian is obligated to pay Cash only in the currency in which the applicable payment obligation is denominated and only in the country in which such Cash is used in connection with Securities received, held or delivered or other services under this Agreement are provided in that country, regardless of whether that currency's transferability, convertibility or availability has been affected by any law, regulation, decree rule or other governmental or regulatory action. The Client agrees that it may not require the Custodian or any member of the Citi Organization to substitute a currency for any other currency.

5.2 Extensions of Credit; Reimbursement.

5.2.1 The Client acknowledges that any extension of credit to the Client under this Agreement will be unadvised, uncommitted and at the sole discretion of the Custodian. If an overdraft occurs in an Account (including, without limitation, overdrafts incurred in connection with the settlement of Securities transactions, funds transfers or foreign exchange transactions), the Client agrees that it shall repay any extension of credit upon demand. The Custodian may charge interest on any overdraft at the rate notified to the Client from time to time. The Custodian may at any time cancel or refuse any extension of credit. No prior action or course of dealing by the Custodian with respect to extending credit to effect any settlement of any transactions or any Instructions will obligate the Custodian to extend any credit in regard to any subsequent settlement of any transaction or Instruction.

5.2.2 As used in this Agreement "extension of credit" includes any daylight and overnight overdraft or similar advances, any reimbursement obligation as provided in this Agreement, and uncommitted overdraft lines or similar uncommitted lines provided by the Custodian to the Client in connection with the Cash Account or services under this Agreement.

5.2.3 At any time the Custodian may demand that the Client reimburse the Custodian in respect of any irrevocable commitment incurred in carrying out Instructions to clear and/or settle transactions for the Client under this Agreement (including fail costs payable by the Custodian if the Client were to fail to deliver any required Securities). Irrevocable commitments are incurred on the date the Custodian becomes irrevocably obligated to a Clearance System or other person for the delivery of Securities or payment of Cash, even if the Custody Account or the Cash Account has insufficient Securities or Cash in the required currency on the applicable settlement date. The Client agrees that its reimbursement obligation arises when the irrevocable commitment is incurred by the Custodian despite the actual settlement or maturity date. The Client agrees that after the Custodian has made a demand for reimbursement by the Client, the Custodian may debit the Cash Account for the amount the Custodian will be obligated to pay in regard to the irrevocable commitment, whether or not that debit creates or increases any overdraft by the Client.

5.3 Foreign Exchange.

5.3.1 The Client agrees that it assumes the risks associated with holding or effecting transactions in Cash denominated in any currency including any events or laws that delay or adversely affect transferability, convertibility or availability of any currency, appropriation or seizure, any devaluation or redenomination of any currency or fluctuations or changes in foreign exchange rates.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

5.3.2 The Client may instruct the Custodian to execute a foreign exchange transaction as part of the services under this Agreement. Instructions may be given on a case by case basis or as a standing Instruction. The Custodian will debit the Client's Cash Account to process foreign exchange transactions and credit the Client's Cash Account with the new currency in accordance with the Instruction(s). The Custodian may net or set off transactions when effecting foreign exchange. The Custodian may be compensated in part from the spread taken on foreign exchange, and the Custodian or an affiliate may act as principal in any foreign exchange transaction. The Client will be notified of the exchange rate of all executed foreign exchange transactions in its reporting from the Custodian or, if not included, upon Client's request. The Client acknowledges that the foreign exchange rate applied will depend on a number of factors, including the size of the transaction, the liquidity in the relevant currencies, the time of day and other market factors. The Client may not receive published spot rates in the relevant currencies. Unless otherwise provided in applicable law, neither the Custodian nor any applicable affiliate assumes any fiduciary or other duty by virtue of effecting foreign exchange, nor are they acting as trustee.

6. RIGHTS FOR EXTENSIONS OF CREDIT

6.1 Lien. In addition to any other rights available to the Custodian under applicable law, the Custodian will have, and the Client hereby grants with respect to itself and each Fund, severally, but not jointly, a continuing general lien on all Securities until the satisfaction of all liabilities and obligations arising under this Agreement (whether actual or contingent) of the Client to the Custodian with respect to any fees and expenses or extensions of credit including, but not limited to, daylight and overnight overdrafts, charges resulting from reversals of credits, reimbursement demands of the Custodian in respect of irrevocable commitments, and any other present and future obligations relating to any extension of credit to the Client payable to the Custodian.

6.2 Set Off. Without limiting any rights the Custodian may have under applicable law, the Custodian, with notice to the Client, and with respect to the Cash Account only, may set off any payment obligation with regard to an extension of credit or the value of any other payment or delivery obligation owed by the Client (severally but not jointly) to it against any payment obligations or the value of any delivery obligations owed by the Custodian to the Client regardless of the place of payment, delivery and/or currency of any obligation (and for such purposes may make any currency conversion necessary). If any obligation is unliquidated or unascertained, the Custodian may with prior notice to the Client, set off as provided herein an amount estimated by it in good faith to be the amount of that obligation.

6.3 Exercise of Rights.

6.3.1 If the Client fails to pay the Custodian in respect of any extension of credit, is dissolved or becomes the subject of formal insolvency proceedings in any jurisdiction, or any step is taken against the Client to initiate insolvency proceedings in any jurisdiction, the Custodian may, with notice to the Client, except as required by law, and at any time: (i) appropriate and apply all or any part of the Securities and Cash held under this Agreement by the Custodian against any or all obligations of the Client under this Agreement to the Custodian (whether matured or subject to any demand); (ii) sell all or any part of the Securities; and (iii) exercise, in respect of the Securities and Cash, all the rights and remedies a party with a senior security or similar right would be entitled to exercise in such default under any applicable law.

6.3.2 The Client shall not grant any person a lien, security interest, charge or similar rights or claims against Securities or Cash without the Custodian's consent, which consent shall not be unreasonably withheld.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

7. CLIENT'S COMMUNICATIONS

7.1 Authority. The Client authorizes the Custodian to accept and act upon any communications, including Instructions and any form or document provided by an Authorised Person. Subject to the authority or restrictions with respect to any Authorised Person specified in any document received and accepted by the Custodian, the Client confirms that each Authorised Person is authorised to perform all lawful acts on behalf of the Client in connection with any Custody Account or Cash Account, Securities or Cash, or otherwise in connection with this Agreement including, but not limited to, (i) opening, closing and operating any Custody Account and Cash Account, (ii) signing any agreements, declarations or other documents relating to any Securities or Cash, Custody Account or Cash Account, or service, and (iii) providing any Instruction, until the Custodian has received written notice or other notice acceptable to it of any change of an Authorised Person or change to the scope of authority or restrictions with respect to any Authorised Person and the Custodian has had a reasonable opportunity under the circumstances to act.

7.2 Instructions and Other Client Communications. The Client and the Custodian shall comply with agreed security procedures intended to establish the origination of the communication and the authority of the person sending any communication, including any Instruction. Depending upon the method of communication used by the Client, the security procedures may constitute one or more of the following measures: unique transaction identifiers, digital signatures, encryption algorithms or other codes, multifactor authentication, user entitlements, schedule validation or such other measures as in use for the communication method by the Client. If the Client sends Instructions or other communications through S.W.I.F.T. or through any other electronic communications method, the Client and the Custodian agree that the security procedures utilized by such electronic communications method will be the agreed security procedures for the purpose of this Agreement.

7.3 Authentication. Provided the Custodian complies with the applicable security procedures, the Client agrees that the Custodian will be entitled to treat any communication including any Instruction as having originated from an Authorised Person and the Custodian may rely and act on that communication as authorised by the Client.

7.4 Errors, Duplication. The Client shall be responsible for errors or omissions made by the Client or the duplication of any Instruction by the Client provided that the Custodian has effected by action indicated in the Instruction prior to the Custodian's receipt of an Instruction to recall, cancel or amend a prior Instruction.

7.5 Account Numbers. The Custodian may act on any Instruction by reference to an account number only, even if an account name is provided.

7.6 Incomplete or Insufficient Instructions. The Custodian may act on Instructions where the Custodian reasonably believes the Instruction contains sufficient information. The Custodian may decide not to act on an Instruction where it reasonably doubts its contents.

7.7 Recall, Amendment, Cancellation. If the Client requests the Custodian to recall, cancel or amend an Instruction, the Custodian shall use commercially reasonable efforts to comply.

7.8 MIFT. The Client expressly acknowledges that it is aware that a MIFT increases the risk of error, security, privacy issues and fraudulent activities. If the Custodian acts on a MIFT provided that the Custodian has satisfied the standard of care provided in Section 11 of this Agreement and complies with the applicable

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security procedures, the Client shall be responsible for any costs, losses and other expenses suffered by the Client or the Custodian.

7.9 Banking Days. The Custodian shall accept and act on Instructions or any other communication on banking days when the Custodian and the relevant market are open for business. From time to time the Custodian shall notify the Client in writing of the days the Custodian and any applicable market will not be open and the cut-off times for accepting and acting on Instructions or other communications on the days the Custodian is open.

7.10 Notice. The Custodian shall promptly notify the Client (by telephone if appropriate) if an Instruction is not acted upon for any reason

8. ACTIONS BY THE CUSTODIAN AND ASSET SERVICES

8.1 Custodial Duties Requiring Instructions. The Custodian shall carry out the following actions only upon receipt of Instructions: (i) make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement, (ii) deal with rights, conversions, options, warrants and other similar interests or any other discretionary corporate action or discretionary right in connection with Securities, and (iii) except as otherwise provided in this Agreement, carry out any action affecting Securities or Cash including without limitation other distributions, including in-kind distributions of Securities, or transfers out of an Account.

8.2 Non-Discretionary Custodial Duties. Absent a contrary Instruction, the Client agrees that the Custodian will be authorised to carry out non-discretionary matters in connection with any Instruction or services provided under this Agreement. Without limiting the authority of the Custodian with regard to non- discretionary matters, the Custodian may carry out the following: (i) in the Client's name or on its behalf, sign any documents relating to Securities or Cash which may be required (a) pursuant to an Instruction to obtain any Securities or Cash or (b) by any tax or other regulatory authority or market practice, (ii) receive and/or credit income, payments and distributions in respect of Securities; (iii) exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates, (iv) deposit Securities with any Clearance System as required by law, regulation or market practice, (v) make any payment by debiting any balance credited to the Client as required to effect any Instructions, payment of Taxes or other payment provided in this Agreement, (vi) to the extent any shortage of Securities or Cash occurs in connection with receipt of distributions in regard to any corporate action, make pro rata distributions, allocations, deliveries or credits of received Securities or Cash as consistent with market practice and as it deems fair and equitable, and (vii) any other matters which the Custodian considers reasonably necessary in furtherance of the services provided under this Agreement.

8.3 Notices and Actions Related to Securities.

8.3.1 The Custodian shall promptly transmit to the Client all official notices, circulars, reports and announcements (both mandatory and discretionary) in respect of Securities held for the Client received in its capacity as Custodian. With regard to events requiring discretionary action, the Custodian shall advise the Client of the applicable timeframe for taking any action elected by the Client. For the avoidance of doubt the Custodian's notice obligation does not include notices, circulars, reports and announcements in regard to a class action.

8.3.2 The Custodian will be responsible only for the form, accuracy and content of any notice, circular, report, announcement or other material prepared by the Custodian or its Agent, including translations. The

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

Custodian will not be responsible for errors or omissions in notices or information prepared by other persons, including issuers or Clearance Systems, used by the Custodian to provide any notice to the Client or forwarded by the Custodian to the Client.

8.3.3 The Custodian shall act on discretionary matters in accordance with Instructions sent within applicable cut off times. The Client acknowledges that the Custodian will not participate in or take any action concerning any discretionary matter, including shareholder voting, if the Custodian does not receive a timely Instruction. Notwithstanding any other provision in this Agreement, the Custodian will be required to provide shareholder voting services only as specified in a separate proxy services letter agreement between the Custodian and the Client. The Client acknowledges that in some markets the Custodian or its Agent may be required to vote all Securities of a particular issue for all of its clients in the same way and may not be able to effect split voting without regard to any Instruction.

8.4 Taxes

8.4.1 The Client shall provide the Custodian with information and proof (copies or originals) as to the Client's and/or the underlying beneficial owner's tax status or residence or other information as the Custodian reasonably requests in order for the Custodian or any Agent to achieve compliance with the requirements of governmental or regulatory authorities. Information and proof may include executed certificates, representations and warranties, or other documentation the Custodian deems necessary or proper to fulfill the requirements of applicable tax authorities. The Client shall notify the Custodian in writing of any change that affects the Client's tax status pursuant to any applicable law or regulation, legal, governmental or regulatory authority, or agreement entered into between any two or more governmental authorities (law, regulation and authority, as used in this sentence, may be domestic or foreign), and the Client shall provide the notice within thirty (30) days of that change or any lesser period as stipulated under any applicable law or regulation.

8.4.2 Taxes are the responsibility of the Client and the Client agrees that Taxes shall be paid by the Client. The Custodian will deduct or withhold for or on account of Taxes from any payment to the Client if required by any applicable law including, but not limited to, (i) statute or regulation, (ii) requirements of any legal, governmental or regulatory authority, or (iii) agreement entered into by the Custodian and any governmental authority or between any two or more governmental authorities (applicable law as used in this sentence may be domestic or foreign). The Client acknowledges that the Custodian may debit any amount available in any balance held for the Client and apply such Cash in satisfaction of Taxes. The Custodian will timely pay the full amount debited or withheld to the relevant governmental authority in accordance with the applicable law as provided in this Clause. If any Taxes become payable with respect to any prior credit to the Client by the Custodian, the Client acknowledges that the Custodian may debit any balance in a Cash Account held for the Client in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency and agrees that it shall pay it upon notice from the Custodian or any governmental authority. If Taxes are paid by the Custodian or any of its affiliates, the Client agrees that it shall promptly reimburse the Custodian for such payment to the extent not covered by withholding from any payment or debited from any balance in a Cash Account held for the Client.

8.4.3 In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian will apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment, claims for exemption from taxation or retrospective tax reclaims in certain markets as agreed from time to time); provided, the Client provides to the Custodian such documentation and information relating to it or its underlying beneficial owners as is necessary to

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secure such tax relief. However, in no event will the Custodian be responsible or liable for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

9. CUSTODIAN'S COMMUNICATIONS, RECORDS AND ACCESS

9.1 Communications and Statements. The Client agrees that communications, notices and announcements by the Custodian and statements or advices with regard to Securities or Cash may be made available by electronic form only. The Client shall notify the Custodian promptly in writing of any errors or corrections of which the Client has knowledge in a statement or advice within sixty (60) days from the date on which the statement or advice is sent or made available to the Client. If Client does not provide such notice, the statement or advice shall be deemed to have been approved, and in such case, the Custodian shall not be liable for any claims concerning such statement.

9.2 Price Information. The Custodian may, from time to time, provide information on statements or reports showing pricing or values of Securities held for the Client. The Client acknowledges that the Custodian will not be responsible under this Agreement for the pricing or valuation of any Securities. The Client agrees that the Custodian has no responsibility to independently verify such prices or similar data, and the Custodian has no liability for the availability or accuracy of any price or similar data obtained from any pricing source.

9.3 Access to Records. The Custodian shall allow the Client and its independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to Securities or Cash, the Custody Account or the Cash Account, and the controls utilized by the Custodian in connection with the performance of this Agreement as is reasonably required by the Client and at the Client's expense and shall seek to obtain such access from each Agent and Clearance System.

10. THIRD PARTIES

10.1 Agents. The Client agrees that the Custodian is hereby authorised to appoint Agents in connection with the Custodian's performance of any services under this Agreement. The Custodian shall not appoint a sub- custodian without prior notice to the Client. The Custodian shall exercise due skill, care and diligence in the selection, continued appointment and ongoing monitoring of Agents.

10.2 Other Third Parties. The Client agrees that the Custodian is hereby authorised to participate in or use (i) Clearance Systems and (ii) public utilities, external telecommunications facilities and other common carriers of electronic and other messages, external postal services, and other facilities commonly recognized as market infrastructures in any jurisdiction. Further, in providing services under this Agreement the Custodian will interact with other third parties whom the Custodian does not select and over which the Custodian exercises no discretion or control, including issuers of Securities, transfer agents or registrars, and the Client's counterparties or brokers (or their agents). The Client acknowledges that Clearance Systems and such other third parties as described herein are not Agents, and the Custodian has no responsibility for (i) selecting, appointing or monitoring such third parties or (ii) the performance or credit risks of the third parties.

10.3 FOREIGN CUSTODY MANAGER

10.3.1 With respect to Securities and Cash in such jurisdictions as the Custodian provides custody services under this Agreement for the Client, the Client desires to have the Custodian assume and discharge the

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responsibility of the Client's board of trustees (hereinafter the "Board") to select, contract with and monitor certain custodians of "Foreign Assets" (as defined in Rule 17f-5(a)(2)) of the Client held by the Custodian pursuant to this Agreement. The Custodian agrees to accept the delegation and to perform the responsibility as provided in this Agreement.

10.3.2 Therefore, the Client on behalf of the Board hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)), in respect to the Client's Foreign Assets held from time to time by the Custodian with any subcustodian that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(1)). For the avoidance of doubt, the Custodian will not utilize subcustodians in the United States, or hold assets that are not Foreign Assets with an Eligible Foreign Custodian.

10.3.3 As Foreign Custody Manager, the Custodian shall:

(i) select Eligible Foreign Custodians to serve as foreign custodians and place and maintain the Client's foreign investments with such foreign custodians;

(ii) in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)- (iv);

(iii) enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

(iv) determine that the written contract with each Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5(c)(2);

(v) provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with an Eligible Foreign Custodian; and

(vi) monitor the continued appropriateness of (x) maintaining the Foreign Assets with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the Foreign Assets reasonable care, the Custodian shall promptly so advise the Client and shall then act in accordance with Instructions (as defined in this Agreement) with respect to the withdrawal of the assets from the applicable Eligible Foreign Custodian as promptly as practicable under the circumstances.

Nothing in this Agreement shall require the Custodian to make any selection on behalf of the Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client such information relating to such

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risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk.

10.4 ELIGIBLE SECURITIES DEPOSITORIES

10.4.1 The Custodian may deposit or procure the deposit of Securities with any Clearance System as required by law, regulation or best market practice; provided, the Custodian may deposit and/or maintain assets of the Client that consist of Foreign Assets only in a Clearance System located outside of the United States of America that the Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository," as defined therein. In such manner as the Custodian deems reasonable, the Custodian shall give the Client prompt notice of any material change known to the Custodian that would adversely affect the Custodian's determination that a Clearance System is an Eligible Securities Depository.

10.4.2 The Custodian shall provide the Client (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by the Custodian) of the custody risks associated with maintaining securities with each Eligible Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A). The Custodian shall monitor such custody risks on a continuing basis and in such manner as the Custodian deems reasonable, shall promptly notify the Client (or is duly- authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

10.4.3 The Custodian shall, if requested by the Client or its designee pursuant to Instructions, provide the Client with all reports obtained by the Custodian or any Eligible Foreign Custodian with respect to an Eligible Securities Depository's accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository. In performing its obligations under this Agreement, the Custodian may obtain information from sources the Custodian believes to be reliable, but the Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information.

10.4.4 The Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other Clearance System or any existing or proposed standards for securities depositories.

10.4.5 Upon the receipt of Instructions, as specified in this Agreement, the Custodian shall withdraw securities from any Clearance System to the extent and as soon as reasonably practicable; provided, however, the Custodian shall have no obligation to obtain, safekeep or provide any services in respect of any certificated or physical security in any jurisdiction where the Custodian does not offer or provide such services generally to customers within that jurisdiction.

11. PERFORMANCE OBLIGATIONS AND LIABILITIES

11.1 Responsibility of the Custodian. The Custodian shall perform its obligations in good faith with due skill, care and diligence as determined in accordance with the standards and practices of a professional custodian for hire in the markets or jurisdictions in which the Custodian performs services under this Agreement and maintains Securities and Cash for the Client. The Custodian shall be liable for payment to the Client for direct damages only where the Custodian or any Agent has not satisfied such obligation of due skill, care and diligence.

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11.2 Liability of the Client to the Custodian. The Client agrees to (i) indemnify the Custodian for all losses, costs, damages, Taxes and expenses (including reasonable legal fees and disbursements) (each referred to as a "Loss") incurred by the Custodian arising in connection with the Client's failure to perform any obligation of the Client under this Agreement or arising from or in connection with the Custodian's appointment or performance under this Agreement and (ii) defend and hold the Custodian harmless from or in connection with any Loss imposed on, incurred by, or asserted against the Custodian (directly or through any of its Agents) or otherwise arising in connection with or arising out of any claim, action or proceeding by any third party; except any Loss resulting from the Custodian's or any Agent's negligence, willful misconduct, or fraud or the failure to satisfy its obligation of due skill, care and diligence as provided in this Agreement.

11.3 Liability of the Custodian to the Client. The Custodian shall indemnify the Client and hold it harmless from and against any Loss, incurred by, or asserted against, the Client by reason or as a result of the Custodian's or any Agent's negligence, willful misconduct, or fraud or failure to satisfy its obligation of due skill, care and diligence as provided in this Agreement.

11.4 Subrogation. To the extent permissible by law or regulation and upon the Client's request, the Client shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client in each case to the extent that the Custodian fails to pursue any such claim or the Client is not made whole in respect of such loss, damage or claim. Such right of subrogation shall include a right to be subrogated to the rights of the Custodian with respect to any claims against a sub- custodian. Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

11.5 Mitigation of Damages. Upon the actual knowledge by any party of the occurrence of any event which may cause any Loss to the party, the party shall as soon as reasonably practicable (i) notify the other party of the occurrence of such event and (ii) use its commercially reasonable efforts to take steps under the circumstances to mitigate or reduce the effects of such event and to avoid continuing harm to it.

11.6 Mutual Exclusion of Damages. Each party shall be liable to the other party only for direct damages for any liability arising under this Agreement. Under no circumstances shall any party be liable to any other party for special or punitive damages, or indirect, incidental, consequential loss or damage, or any loss of profits, goodwill, business opportunity, business revenue or anticipated savings in relation to this Agreement, whether arising out of breach of contract, tort (including negligence) or otherwise, regardless of whether the relevant loss was foreseeable or the party has been advised of the possibility of such loss or damage, or that such loss was in contemplation of the other party.

11.7 Legal Limitations on the Custodian's Performance.

11.7.1 Performance Subject to Laws. The Client understands and agrees that the Custodian's performance of this Agreement, including acting on any Instruction, is subject to the laws (including, without limitation, governmental and regulatory actions, orders, decrees and regulations) applicable to the Custodian as a result of the jurisdiction in which the Custodian or its parent is organized or the Custodian is located or performs this Agreement, including with respect to the holding of any Securities or Cash, and the rules, operating procedures and practices of any relevant Clearance System, stock exchange, or market.

11.7.2 Country Risk. Subject to the Custodian's satisfying the required standard of care hereunder, the Client agrees that it shall bear all risks and expenses associated with investing in Securities or holding Cash denominated in any currency. The Client acknowledges that the Custodian will not be liable for country

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specific risks of loss or value or other restrictions resulting from country risk, including the risk of investing and holding Securities and Cash in a particular country or market such as, but not limited to, risks arising from (i) any act of war, terrorism, riot or civil commotion, (ii) investment, repatriation or exchange control restriction or nationalization, expropriation or other actions by any governmental authority, (iii) devaluation or revaluation of any currency, (iv) changes in applicable law, and (v) a country's financial infrastructure and practices including market rules and conditions.

11.7.3 Conformity with Market Practices. Notwithstanding the Client's Instruction to deliver Securities against payment or to pay for Securities against delivery, the Client authorizes the Custodian to make or accept payment for or deliver Securities at such time and in such form and manner as complies with relevant local law and practice or with the customs prevailing in the relevant market.

11.7.4 Prevention of Performance. The Client agrees that the Custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of Cash in the applicable currency credited to the Client) if such performance by the Custodian or any Agent of the Custodian is prevented, hindered or delayed by a Force Majeure Event. "Force Majeure Event" means any event attributable to a cause beyond the reasonable control of the Custodian or its Agent such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of any Clearance System, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government or similar institutions, as well as any other matter specified as a country risk in this Agreement. On the occurrence of any Force Majeure Event, the obligations of the Custodian will be suspended for so long as the Force Majeure Event continues. Upon the occurrence of any Force Majeure Event, the Custodian shall inform the Client and shall use commercially reasonable efforts to minimize service interruptions as a result of such Force Majeure Event. For the avoidance of doubt, the Custodian confirms that it and each Agent maintains and regularly tests disaster recovery plans and contingency back-up services.

11.7.5 Business Continuity and Disaster Recovery. The Custodian maintains a comprehensive business continuity plan that is commercially reasonable for a provider of custodian services to investment companies registered under the 1940 Act and complies with the applicable laws, rules and regulations and shall test the adequacy of such plan at least annually. The Custodian shall provide an executive summary of such plan or discuss such plan upon request of the Client. The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Client and (ii) emergency use of electronic data processing equipment to provide services under this Agreement. In the event of business disruption that materially impacts the Custodian's provision of services under this Agreement, the Custodian will promptly notify the Client of the disruption and the steps being taken in response.

11.7.6 Client's Reporting Obligations. The Client agrees that it shall be solely responsible for all filings, tax returns and reports relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise. The Client will be responsible for compliance with all applicable limitations or qualifications in regard to the Client's investment in any Securities in any country or jurisdiction.

11.7.7 Capacity of Custodian. The Client acknowledges that the Custodian is not acting under this Agreement as an investment manager, broker, or investment, legal or tax adviser to the Client. The Custodian's duty is solely to act as a custodian in accordance with the terms of this Agreement, and the Custodian will take no view on the efficacy or soundness of any investment decision made by the Client.

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12. NOT AGENT FOR CLIENT'S CUSTOMERS; CLIENT'S DIRECT LIABILITY.

The Client agrees that it will not be relieved of its obligations as principal as the Client under this Agreement where (or if) the Client discloses that it has entered into this Agreement as agent, custodian or other representative of another person. Notwithstanding any requirement that accounts, documentation or agreements, or transactions be effected in the name of any beneficial owner acting directly or indirectly though the Client, the Client agrees that it shall be responsible as principal for all obligations to the Custodian with regard to such beneficial owner accounts, agreements, or transactions. The Client agrees that beneficial owners of its shares will not have any direct rights against the Custodian, and the Custodian shall have no liability to the Client's shareholders.

13. CONFLICTS OF INTERESTS

13.1 Compliance with Requirements. The Client acknowledges that the Custodian has arrangements in place to manage conflicts of interest (the "Conflicts Policy"). If the Custodian deems that the arrangements are not sufficient to reasonably prevent risks of damage to the Client, the Custodian shall clearly disclose the general nature and/or the sources of the conflict of interest to the Client before undertaking the relevant business with or for the Client.

13.2 Information. The Client acknowledges that members of the Citi Organization including Citibank, N.A. may separately provide services, including advisory, credit, and other financial services, to the Client or to other persons other than as custodian under this Agreement. In connection with those services the Custodian or its Agent may be prohibited by applicable law or by its Conflicts Policy or other policies from disclosing information of which it becomes aware or from accessing any information in relation to those services. As a result, the Client agrees that neither the Custodian nor any member of the Citi Organization is required or expected to disclose to the Client any non-public information it obtains in the course of providing services other than as Custodian. Also, the Client acknowledges that except as provided in this Agreement, the Custodian has no obligation to disclose to the Client any public or non confidential information it obtains from any source about which relates to any issuer, counterparty or other person, regardless of whether such information relates to any Security held or to be received for the Client.

13.3 Services to Client or the Custodian. The Custodian may share any fees, profits and non-monetary benefits with any member of the Citi Organization or other third parties (including a person acting on their behalf) or receive fees, profits and non-monetary benefits from them in respect of the services provided pursuant to this Agreement. The Custodian shall provide details of the nature and amount of any such fees, profits or non-monetary benefits on the Client's written request.

14. INFORMATION AND DATA PROTECTION

Responsibilities of each party relating to the privacy and confidentiality of information are set forth in the Confidentiality and Data Privacy Conditions specified in that Annex to this Agreement attached hereto, and the parties agree to the terms specified in that Annex.

15. ADVERTISING

Neither the Client nor the Custodian will display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of any member of the Citi Organization without prior written approval from the Custodian. The Client agrees that it shall not

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advertise or promote any service provided by the Custodian without the Custodian's prior written consent; provided, however the Client may identify the Custodian as its custodian in any regulatory or other legally required or permitted disclosure by the Client without first obtaining the Custodian's consent.

16. FEES AND EXPENSES

The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the fee agreement, which may be changed from time to time by the Custodian upon prior written notice to the Client, together with any other amounts payable to the Custodian under this Agreement. The Client agrees that the Custodian may debit the Cash Account to pay any such fees, charges and obligations. The Client agrees that all fees and amounts paid to the Custodian shall be payable without deduction for Taxes, which are the responsibility of the Client.

17. TERMINATION

17.1 Termination; Closing an Account.

17.1.1 The Client (including any Fund) or the Custodian may terminate this Agreement as between itself and the other party hereto by giving not less than sixty (60) days' prior written notice to such other party

17.1.2 Unless otherwise agreed in writing, the Custodian may close an inactive Securities Account or Cash Account upon thirty (30) days' prior written notice (but subject to any legal requirement as to a different notice period). The Custodian may close any Securities Account or Cash Account upon notice to the Client as the Custodian reasonably considers necessary for the Custodian or any other member of the Citi Organization to comply with applicable law in regard to Taxes or other requirements including, but not limited to, (i) statute or regulation, (ii) legal, governmental or regulatory authority, or (iii) agreement entered into by the Custodian and any governmental authority or between any two or more governmental authorities (applicable law as used in this sentence may be domestic or foreign) as provided in this Agreement.

17.2 Effect on Securities and Cash. If by the termination date the Client has not given Instructions to deliver any Securities or Cash, the Custodian shall continue to safekeep such Securities and/or Cash until the Client provides Instructions to effect a free delivery of such. However, the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions. The Client shall be liable for standard fees for Securities or Cash retained in safekeeping after termination of this Agreement. The Custodian will provide reasonable assistance to its successor for such transfer.

17.3 Surviving Terms. The parties agree that the rights and obligations contained in Clauses 5.1, 5.2, 5.3, 6, 8.4, 11, 12, 14, 15, and 18 of Agreement shall survive the termination of this Agreement.

18. GOVERNING LAW AND JURISDICTION

18.1 Governing Law. This Agreement shall be governed, by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York. For the avoidance of doubt, the choice of governing law includes the application of securities transfer legislation or other law in regard to the rights of parties and third persons in Securities and Cash.

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18.2 Jurisdiction. The federal and state courts of the State of New York located in the Borough of Manhattan will have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

18.3 Venue. Each party hereby waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 18.2 hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction.

18.4 Sovereign Immunity. The Client and the Custodian each irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.

18.5 No Third Party Rights. None of the provisions of this Agreement are intended to, or will, confer a benefit on or be enforceable by any third parties including shareholders of the Client.

19. MISCELLANEOUS

19.1 Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the parties intend that the remaining provisions will remain in full force and effect (as will that provision under any other law).

19.2 Waiver of Rights. No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement constitutes a waiver of that right. Any waiver of any right is limited to the specific instance. The exclusion or omission of any provision or term from this Agreement shall not constitute a waiver of any right or remedy the Client or the Custodian may have under applicable law.

19.3 Recordings. The Client and the Custodian consent to telephonic or electronic monitoring or recordings of any communications for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

19.4 Written Notice. Unless otherwise provided, when "written", "writing" and words of similar meaning are used in this Agreement, they refer to both paper and electronic forms such as emails, faxes, digital images and copies, and similar electronic versions. A written notice shall be effective if delivered to the Client's principal business address specified in writing to the Custodian or to the Custodian's address specified in writing to the Client (or any other address it may provide by written notice for this purpose). Any method used to communicate Instructions may be used to give any notice. Notices will be in English unless otherwise agreed. For the avoidance of doubt, a written notice does not include an Instruction or other communication as specified in this Agreement.

19.5 Further Information. The Client agrees to provide to the Custodian all documents and other information reasonably requested by the Custodian in relation to its performance of services under this Agreement and its duties and obligations under this Agreement.

19.6 Entire Agreement; Amendments. The parties agree that this Agreement consists exclusively of this document together with any specified annex or identified schedules. The Client agrees that the Custodian is responsible for the performance of only those duties set forth in this Agreement, including the performance of any Instruction. The Client acknowledges that the Custodian will have no implied

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duties or obligations except as cannot be excluded by applicable law. Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the Custodian, provided, however: (i) Schedule I listing the Funds for which the Custodian serves as custodian may be amended from time to time to add or delete one or more Funds (but not all of the Funds), by execution and delivery to the Custodian by the Client of an amended Schedule I, and the execution of such amended Schedule I by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; unless otherwise agreed by the Custodian and the Client in writing.

19.7 Assignment. The parties agree that no party may assign or transfer any of its rights or obligations under this Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed.

19.8 Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together constitutes one and the same agreement.

19.9 Limitation of Liability. The Custodian hereby expressly agrees that the obligations pursuant to this Agreement of the Client on behalf of a particular Fund shall be limited solely to the assets of that Fund, and the Custodian shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Client, or any of them.

19.10 Audit Rights; Additional Sub-Certifications and Reports.

19.10.1 Custodian shall, upon the Client's request, provide the Client with a summary of the results of its latest SSAE-16 or equivalent control audit prepared by Custodian's external auditors. Upon reasonable request, Custodian will arrange for its relevant subject matter experts to meet with the relevant subject matter experts of the Client to review Custodian's security controls and any deficiencies identified in the SSAE-16 audit report. The Client may view Custodian's security-related policies and procedures, however, no documentation may be copied, shared, transmitted or removed from Custodian premises, except as mutually agreed. The parties shall mutually agree upon a convenient time and place for such meeting. Not more than once each year, and subject to Custodian's reasonable security requirements and availability of personnel, Custodian will at the Client's request arrange a tour of Custodian's data processing facilities for the Client's subject matter experts. Custodian will also, subject to its reasonable security requirements, permit site visits of its data processing facilities by governmental agencies with regulatory authority over the Client. In the event that the Client identifies any control deficiencies, Custodian will discuss such findings with the Client and if appropriate the parties shall work together to develop a mutually agreeable remediation plan. All nonpublic documentation and information disclosed to the Client in accordance with this Section shall be deemed proprietary and confidential information of Custodian. The Client shall not disclose such documentation or information to any third party or use it for any purpose other than evaluating Custodian's security controls, except that the Client may disclose Custodian's SSAE-16 summary to the Client's external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information. The Client shall reimburse Custodian for any costs and expenses incurred in connection with any review of Custodian's security controls.

19.10.2 The Custodian shall provide to the Client: (i) sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements; and (ii) periodic reports and reasonable documentation for delivery to the Client's Chief Compliance Officer in connection with Rule 38a-l under the 1940 Act with respect to the services and the Custodian's compliance with its operating policies and procedures related thereto.

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

(Remainder intentionally left blank)

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorised.

CITIBANK, N.A.		ALTMFX TRUST behalf of each open-end management investment company listed on Schedule I
By:	/s/ Emma Harkness	By:	/s/ Chris Koons
Name:	Emma Harkness	Name:	Chris Koons
Title:	Vice President	Title:	President

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)

SCHEDULE I

To the Global Custodial Services Agreement dated as of September 25, 2014, as amended and restated as of January 6, 2015.

Castlerigg Equity Event and Arbitrage Fund

NP Strategic Municipal Fund formerly known as NPG Alternative Municipal Fund

CITIBANK, N.A.		ALTMFX TRUST behalf of each open-end management investment company listed on Schedule I
By:	/s/ Emma Harkness	By:	/s/ Chris Koons
Name:	Emma Harkness	Name:	Chris Koons
Title:	Vice President GTS/Global Custody 388 Greenwich Street, 14th Fl. 212 816 4091	Title:	President

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GCSA 2013 10.31.13 NY - (Neg ALTMFX TRUST formerly know as ALTX Trust, JANUARY 6, 2015)